DISCOVER FINANCIAL SERVICES										Exhibit 99.2
EARNINGS SUMMARY
(unaudited, in millions, except per share statistics)
	Quarter Ended							Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024 vs. Sep 30, 2023		Sep 30, 2024	Sep 30, 2023	2024 vs. 2023
EARNINGS SUMMARY
Interest Income	$5,112	$4,971	$4,948	$4,868	$4,610	$502	11%	$15,031	$12,977	$2,054	16%
Interest Expense	1,457	1,447	1,461	1,400	1,288	169	13%	4,365	3,346	1,019	30%
Net Interest Income	3,655	3,524	3,487	3,468	3,322	333	10%	10,666	9,631	1,035	11%
Discount/Interchange Revenue	1,142	1,153	1,074	1,158	1,164	(22)	(2%)	3,369	3,368	1	—%
Rewards Cost	779	716	703	788	787	(8)	(1%)	2,198	2,291	(93)	(4%)
Discount and Interchange Revenue, net	363	437	371	370	377	(14)	(4%)	1,171	1,077	94	9%
Protection Products Revenue	42	42	42	43	42	—	—%	126	129	(3)	(2%)
Loan Fee Income	214	205	200	217	194	20	10%	619	546	73	13%
Transaction Processing Revenue	84	91	87	82	82	2	2%	262	221	41	19%
Other Income	95	239	23	16	27	68	NM	357	60	297	NM
Total Non-Interest Income	798	1,014	723	728	722	76	11%	2,535	2,033	502	25%

Revenue Net of Interest Expense	4,453	4,538	4,210	4,196	4,044	409	10%	13,201	11,664	1,537	13%

Provision for Credit Losses	1,473	739	1,497	1,909	1,702	(229)	(13%)	3,709	4,109	(400)	(10%)

Employee Compensation and Benefits	703	658	671	646	575	128	22%	2,032	1,788	244	14%
Marketing and Business Development	263	258	250	372	283	(20)	(7%)	771	792	(21)	(3%)
Information Processing & Communications	197	167	163	170	149	48	32%	527	438	89	20%
Professional Fees	323	296	292	312	281	42	15%	911	729	182	25%
Premises and Equipment	25	23	20	25	22	3	14%	68	64	4	6%
Other Expense	181	327	913	250	144	37	26%	1,421	430	991	NM
Total Operating Expense	1,692	1,729	2,309	1,775	1,454	238	16%	5,730	4,241	1,489	35%

Income/ (Loss) Before Income Taxes	1,288	2,070	404	512	888	400	45%	3,762	3,314	448	14%
Tax Expense	323	540	96	124	205	118	58%	959	762	197	26%
Net Income/ (Loss)	$965	$1,530	$308	$388	$683	$282	41%	$2,803	$2,552	$251	10%
Net Income/ (Loss) Allocated to Common Stockholders	$928	$1,521	$274	$386	$647	$281	43%	$2,723	$2,473	$250	10%

Effective Tax Rate	25.1%	26.1%	23.7%	24.0%	23.1%			25.5%	23.0%

Net Interest Margin	11.38%	11.17%	11.03%	10.98%	10.95%	43	bps	11.19%	11.11%	8	bps
Operating Efficiency	38.0%	38.1%	54.9%	42.3%	36.0%	200	bps	43.4%	36.4%	700	bps
ROE	23%	40%	8%	11%	19%			24%	24%
ROCE	23%	43%	8%	11%	20%			25%	25%
Capital Returned to Common Stockholders	$155	$178	$180	$144	$169	($14)	(8%)	$513	$2,397	($1,884)	(79%)
Payout Ratio	17%	12%	66%	37%	26%			19%	97%

Ending Common Shares Outstanding	251	251	251	250	250	1	—%	251	250	1	—%
Weighted Average Common Shares Outstanding	251	251	250	250	250	1	—%	251	255	(4)	(2%)
Weighted Average Common Shares Outstanding (fully diluted)	251	251	250	250	250	1	—%	251	255	(4)	(2%)

PER SHARE STATISTICS
Basic EPS	$3.69	$6.06	$1.10	$1.54	$2.59	$1.10	42%	$10.86	$9.70	$1.16	12%
Diluted EPS	$3.69	$6.06	$1.10	$1.54	$2.59	$1.10	42%	$10.85	$9.69	$1.16	12%
Common Dividends Declared Per Share	$0.70	$0.70	$0.70	$0.70	$0.70	$—	—%	$2.10	$2.00	$0.10	5%
Common Stock Price (period end)	$140.29	$130.81	$131.09	$112.40	$86.63	$53.66	62%	$140.29	$86.63	$53.66	62%
Book Value per share	$68.71	$63.99	$58.74	$59.29	$56.93	$11.78	21%	$68.71	$56.93	$11.78	21%

Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
BALANCE SHEET SUMMARY
(unaudited, in millions)
	Quarter Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024 vs. Sep 30, 2023
BALANCE SHEET SUMMARY
Assets
Cash and Investment Securities	$26,423	$24,405	$27,965	$25,383	$22,569	$3,854	17%
Loans Held-for-Sale	8,484	10,145	—	—	—	8,484	NM
Loan Portfolio	118,509	117,504	126,555	128,409	122,676	(4,167)	(3%)
Total Loan Receivables	126,993	127,649	126,555	128,409	122,676	4,317	4%
Allowance for Credit Losses	(8,512)	(8,481)	(9,258)	(9,283)	(8,665)	153	2%
Net Loan Receivables	118,481	119,168	117,297	119,126	114,011	4,470	4%
Premises and Equipment, net	1,085	1,087	1,107	1,091	1,084	1	0%
Goodwill and Intangible Assets, net	255	255	255	255	255	—	—%
Other Assets	5,349	5,952	6,065	5,667	5,513	(164)	(3%)
Total Assets	$151,593	$150,867	$152,689	$151,522	$143,432	$8,161	6%

Liabilities & Stockholders' Equity
Certificates of Deposits [1]	30,296	25,881	25,921	24,151	21,755	8,541	39%
Savings, Money Market, and Other Deposits [1,2]	60,013	61,414	61,412	59,882	59,501	512	1%
Total Direct to Consumer Deposits [1,2]	90,309	87,295	87,333	84,033	81,256	9,053	11%
Brokered Deposits and Other Deposits	19,543	21,055	23,097	24,898	22,763	(3,220)	(14%)
Deposits	109,852	108,350	110,430	108,931	104,019	5,833	6%
Securitized Borrowings [3]	9,307	9,608	10,933	11,743	10,889	(1,582)	(15%)
Other Borrowings [3]	8,870	9,533	9,542	9,588	8,578	292	3%
Borrowings	18,177	19,141	20,475	21,331	19,467	(1,290)	(7%)
Accrued Expenses and Other Liabilities	6,304	7,309	7,064	6,432	5,710	594	10%
Total Liabilities	134,333	134,800	137,969	136,694	129,196	5,137	4%
Total Equity	17,260	16,067	14,720	14,828	14,236	3,024	21%
Total Liabilities and Stockholders' Equity	$151,593	$150,867	$152,689	$151,522	$143,432	$8,161	6%

LIQUIDITY
Liquidity Portfolio	$24,804	$22,371	$25,739	$23,254	$21,186	$3,618	17%
Private Asset-backed Securitization Capacity	2,750	3,500	3,500	2,750	3,500	(750)	(21%)
Federal Home Loan Bank Borrowing Capacity	3,853	3,383	3,087	2,551	2,202	1,651	75%
Federal Reserve Discount Window [4]	46,118	39,569	41,710	41,199	48,658	(2,540)	(5%)
Undrawn Credit Facilities [4]	52,721	46,452	48,297	46,500	54,360	(1,639)	(3%)
Total Liquidity	$77,525	$68,823	$74,036	$69,754	$75,546	$1,979	3%

[1] Includes Affinity relationships
[2] Savings, Money Market, and Other Deposits and reflects both interest-bearing and non-interest bearing direct to consumer deposits
[3] Includes short-term and long-term borrowings
[4] Excludes investments pledged to the Federal Reserve, which is included within the liquidity portfolio
Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
BALANCE SHEET STATISTICS
(unaudited, in millions)
	Quarter Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024 vs. Sep 30, 2023
BALANCE SHEET STATISTICS
Total Common Equity	$16,204	$15,011	$13,664	$13,772	$13,180	$3,024	23%
Total Common Equity/Total Assets	10.7%	9.9%	8.9%	9.1%	9.2%
Total Common Equity/Net Loans	13.7%	12.6%	11.6%	11.6%	11.6%

Tangible Assets	$151,338	$150,612	$152,434	$151,267	$143,177	$8,161	6%
Tangible Common Equity [1]	$15,949	$14,756	$13,409	$13,517	$12,925	$3,024	23%
Tangible Common Equity/Tangible Assets [1]	10.5%	9.8%	8.8%	8.9%	9.0%
Tangible Common Equity/Net Loans [1]	13.5%	12.4%	11.4%	11.3%	11.3%
Tangible Common Equity per share [1]	$63.49	$58.76	$53.51	$54.04	$51.69	$11.80	23%

	Basel III
	Quarter Ended
REGULATORY CAPITAL RATIOS [2]	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Total Risk Based Capital Ratio	15.0%	14.3%	13.3%	13.7%	14.1%
Tier 1 Risk Based Capital Ratio	13.5%	12.7%	11.7%	12.1%	12.5%
Tier 1 Leverage Ratio	11.5%	11.1%	10.1%	10.7%	11.0%
Common Equity Tier 1 Capital Ratio	12.7%	11.9%	10.9%	11.3%	11.6%

[1] Tangible Common Equity ("TCE") is a non-GAAP measure. The Company believes TCE is a more meaningful measure to investors of the net asset value of the Company. For corresponding reconciliation of TCE to a GAAP financial measure see Reconciliation of GAAP to non-GAAP Data schedule

[2] Based on the final rule published September 30, 2020. Capital ratios reflect the impact of CECL reserves on regulatory capital with transition impacts
Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
AVERAGE BALANCE SHEET
(unaudited, in millions)
	Quarter Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024 vs. Sep 30, 2023
AVERAGE BALANCES
Assets
Cash and Investment Securities	$24,023	$24,193	$25,662	$22,448	$21,210	$2,813	13%
Restricted Cash	641	590	558	104	238	403	169%
Credit Card Loans	100,290	99,584	100,310	99,610	95,796	4,494	5%
Private Student Loans [1]	9,631	10,304	10,577	10,369	10,274	(643)	(6%)
Personal Loans	10,428	10,266	10,004	9,754	9,368	1,060	11%
Other Loans	7,358	6,829	6,235	5,654	4,942	2,416	49%
Total Loans	127,707	126,983	127,126	125,387	120,380	7,327	6%
Total Interest Earning Assets	152,371	151,766	153,346	147,939	141,828	10,543	7%
Allowance for Credit Losses	(8,480)	(9,245)	(9,279)	(8,668)	(8,063)	(417)	(5%)
Other Assets	7,756	7,953	7,709	7,462	7,116	640	9%
Total Assets	$151,647	$150,474	$151,776	$146,733	$140,881	$10,766	8%

Liabilities and Stockholders' Equity
Non-Interest-bearing Direct to Consumer Deposits [2]	$1,063	$1,071	$1,037	$987	$961	$102	11%
Certificates of Deposits [2]	27,839	25,906	25,625	22,496	21,473	6,366	30%
Savings, Money Market, and Other Deposits [2]	59,258	59,973	59,212	58,766	56,797	2,461	4%
Interest-bearing Direct to Consumer Deposits [2]	87,097	85,879	84,837	81,262	78,270	8,827	11%
Brokered Deposits and Other Deposits	20,189	21,631	23,792	23,271	21,336	(1,147)	(5%)
Total Interest-bearing Deposits	107,286	107,510	108,629	104,533	99,606	7,680	8%
Securitized Borrowings [3]	9,971	10,432	11,340	11,045	11,161	(1,190)	(11%)
Other Borrowings [3]	9,416	9,521	9,572	9,228	8,873	543	6%
Total Interest-bearing Liabilities	126,673	127,463	129,541	124,806	119,640	7,033	6%
Other Liabilities & Stockholders' Equity	23,911	21,940	21,198	20,940	20,280	3,631	18%
Total Liabilities and Stockholders' Equity	$151,647	$150,474	$151,776	$146,733	$140,881	$10,766	8%

AVERAGE YIELD
Assets
Cash and Investment Securities	4.46%	4.51%	4.51%	4.36%	4.19%	27	bps
Restricted Cash	5.73%	8.33%	7.03%	16.71%	10.65%	(492)	bps
Credit Card Loans	16.23%	15.99%	15.79%	15.63%	15.43%	80	bps
Private Student Loans [1]	10.08%	9.97%	10.04%	10.16%	10.11%	(3)	bps
Personal Loans	13.72%	13.60%	13.40%	13.20%	12.94%	78	bps
Other Loans	7.45%	7.45%	7.39%	7.14%	6.95%	50	bps
Total Loans	15.06%	14.85%	14.71%	14.61%	14.44%	62	bps
Total Interest Earning Assets	13.35%	13.18%	12.98%	13.05%	12.90%	45	bps

AVERAGE RATES
Liabilities and Stockholders' Equity
Certificates of Deposits [2]	4.67%	4.62%	4.53%	4.24%	3.84%	83	bps
Savings, Money Market, and Other Deposits [2]	4.27%	4.29%	4.35%	4.39%	4.30%	(3)	bps
Interest-bearing Direct to Consumer Deposits [2]	4.40%	4.39%	4.41%	4.35%	4.18%	22	bps
Brokered Deposits and Other Deposits	4.95%	4.85%	4.75%	4.64%	4.43%	52	bps
Total Interest-bearing Deposits	4.50%	4.48%	4.48%	4.41%	4.23%	27	bps
Securitized Borrowings [3]	4.81%	4.89%	4.71%	4.68%	4.60%	21	bps
Other Borrowings [3]	5.23%	5.12%	4.94%	4.55%	4.32%	91	bps
Total Interest-bearing Liabilities	4.58%	4.56%	4.54%	4.45%	4.27%	31	bps
Net Interest Margin	11.38%	11.17%	11.03%	10.98%	10.95%	43	bps
Net Yield on Interest-earning Assets	9.54%	9.34%	9.15%	9.30%	9.29%	25	bps
[1] Private student loans were classified as held-for-sale effective June 30, 2024
[2] Includes Affinity relationships
[3] Includes short-term and long-term borrowings
Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
LOAN STATISTICS
(unaudited, in millions)
	Quarter Ended							Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024 vs. Sep 30, 2023		Sep 30, 2024	Sep 30, 2023	2024 vs. 2023
TOTAL LOAN RECEIVABLES
Ending Loans [1]	$126,993	$127,649	$126,555	$128,409	$122,676	$4,317	4%	$126,993	$122,676	$4,317	4%
Average Loans [1]	$127,707	$126,983	$127,126	$125,387	$120,380	$7,327	6%	$127,273	$115,926	$11,347	10%

Interest Yield [1]	15.06%	14.85%	14.71%	14.61%	14.44%	62	bps	14.87%	14.23%	64	bps
Gross Principal Charge-off Rate [2]	5.91%	5.77%	5.74%	4.82%	4.24%	167	bps	5.80%	3.93%	187	bps
Net Principal Charge-off Rate [2]	4.86%	4.83%	4.92%	4.11%	3.52%	134	bps	4.87%	3.16%	171	bps
Delinquency Rate (30 or more days) [2]	3.46%	3.33%	3.38%	3.45%	3.06%	40	bps	3.46%	3.06%	40	bps
Delinquency Rate (90 or more days) [2]	1.65%	1.62%	1.64%	1.59%	1.34%	31	bps	1.65%	1.34%	31	bps
Gross Principal Charge-off Dollars [2]	$1,756	$1,820	$1,812	$1,521	$1,287	$469	36%	$5,388	$3,406	$1,982	58%
Net Principal Charge-off Dollars [2]	$1,442	$1,522	$1,556	$1,298	$1,070	$372	35%	$4,520	$2,744	$1,776	65%
Net Interest and Fee Charge-off Dollars [2]	$335	$344	$348	$279	$223	$112	50%	$1,027	$594	$433	73%
Loans Delinquent 30 or more days [2]	$4,105	$3,917	$4,282	$4,427	$3,756	$349	9%	$4,105	$3,756	$349	9%
Loans Delinquent 90 or more days [2]	$1,960	$1,903	$2,079	$2,045	$1,637	$323	20%	$1,960	$1,637	$323	20%

Allowance for Credit Losses (period end)	$8,512	$8,481	$9,258	$9,283	$8,665	($153)	(2%)	$8,512	$8,665	($153)	(2%)
Reserve Change Build/ (Release) [3,4]	$31	($777)	($25)	$618	$601	($570)		($771)	$1,359	($2,130)
Reserve Rate [2]	7.18%	7.22%	7.32%	7.23%	7.06%	12	bps	7.18%	7.06%	12	bps

CREDIT CARD LOANS
Ending Loans	$100,489	$100,066	$99,475	$102,259	$97,389	$3,100	3%	$100,489	$97,389	$3,100	3%
Average Loans	$100,290	$99,584	$100,310	$99,610	$95,796	$4,494	5%	$100,062	$92,383	$7,679	8%

Interest Yield	16.23%	15.99%	15.79%	15.63%	15.43%	80	bps	16.01%	15.21%	80	bps
Gross Principal Charge-off Rate	6.46%	6.66%	6.61%	5.50%	4.85%	161	bps	6.58%	4.49%	209	bps
Net Principal Charge-off Rate	5.28%	5.55%	5.66%	4.68%	4.03%	125	bps	5.50%	3.62%	188	bps
Delinquency Rate (30 or more days)	3.84%	3.69%	3.83%	3.87%	3.41%	43	bps	3.84%	3.41%	43	bps
Delinquency Rate (90 or more days)	1.87%	1.83%	1.95%	1.87%	1.57%	30	bps	1.87%	1.57%	30	bps
Gross Principal Charge-off Dollars	$1,629	$1,648	$1,649	$1,380	$1,171	$458	39%	$4,926	$3,101	$1,825	59%
Net Principal Charge-off Dollars	$1,332	$1,373	$1,411	$1,175	$973	$359	37%	$4,116	$2,499	$1,617	65%
Loans Delinquent 30 or more days	$3,857	$3,697	$3,810	$3,955	$3,324	$533	16%	$3,857	$3,324	$533	16%
Loans Delinquent 90 or more days	$1,883	$1,834	$1,941	$1,917	$1,527	$356	23%	$1,883	$1,527	$356	23%

Allowance for Credit Losses (period end)	$7,586	$7,591	$7,541	$7,619	$7,070	$516	7%	$7,586	$7,070	$516	7%
Reserve Change Build/ (Release) [4]	($5)	$50	($78)	$549	$545	($550)		($33)	$1,253	($1,286)
Reserve Rate	7.55%	7.59%	7.58%	7.45%	7.26%	29	bps	7.55%	7.26%	29	bps
Total Discover Card Volume	$56,593	$56,441	$53,239	$60,917	$58,965	($2,372)	(4%)	$166,273	$171,868	($5,595)	(3%)
Discover Card Sales Volume	$53,380	$53,482	$50,137	$57,145	$54,952	($1,572)	(3%)	$156,999	$160,769	($3,770)	(2%)
Rewards Rate	1.44%	1.32%	1.39%	1.37%	1.42%	2	bps	1.38%	1.42%	(4)	bps

[1] Total Loans includes private student loans, home equity and other loans
[2] Excludes loans classified as held-for-sale as of June 30, 2024
[3] Includes the adjustment to eliminate the allowance for credit losses upon classifying the private student loan portfolio as held-for-sale as of June 30, 2024
[4] Excludes any build/release of the liability for expected credit losses on unfunded commitments as the offset is recorded in accrued expenses and other liabilities in the Company's condensed consolidated statements of financial condition

Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
LOAN STATISTICS
(unaudited, in millions)
	Quarter Ended							Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024 vs. Sep 30, 2023		Sep 30, 2024	Sep 30, 2023	2024 vs. 2023
PRIVATE STUDENT LOANS [1]
Organic Student Loans	$8,101	$9,740	$10,050	$9,894	$9,963	($1,862)	(19%)	$8,101	$9,963	($1,862)	(19%)
Purchased Student Loans	383	405	430	458	485	(102)	(21%)	383	485	(102)	(21%)
Total Private Student Loans	$8,484	$10,145	$10,480	$10,352	$10,448	($1,964)	(19%)	$8,484	$10,448	($1,964)	(19%)

Interest Yield	10.08%	9.97%	10.04%	10.16%	10.11%	(3)	bps	10.03%	9.88%	15	bps
Net Principal Charge-off Rate [2]	N/A	1.85%	1.58%	1.52%	1.32%			1.72%	1.21%	51	bps
Delinquency Rate (30 or more days) [2]	N/A	N/A	2.59%	2.62%	2.62%			N/A	2.62%

Reserve Rate [3]	N/A	N/A	8.29%	8.29%	8.29%			N/A	8.29%

PERSONAL LOANS
Ending Loans	$10,438	$10,321	$10,107	$9,852	$9,559	$879	9%	$10,438	$9,559	$879	9%

Interest Yield	13.72%	13.60%	13.40%	13.20%	12.94%	78	bps	13.58%	12.69%	89	bps
Net Principal Charge-off Rate	4.01%	3.98%	4.02%	3.39%	2.63%	138	bps	4.00%	2.30%	170	bps
Delinquency Rate (30 or more days)	1.66%	1.54%	1.46%	1.45%	1.24%	42	bps	1.66%	1.24%	42	bps

Reserve Rate	7.65%	7.68%	7.48%	7.33%	6.83%	82	bps	7.65%	6.83%	82	bps

[1] Private student loans were classified as held-for-sale effective June 30, 2024
[2] Excludes loans classified as held-for-sale as of June 30, 2024
[3] The allowance for credit losses was reversed upon classifying the private student loan portfolio as held-for-sale

Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES
SEGMENT RESULTS AND VOLUME STATISTICS
(unaudited, in millions)
	Quarter Ended							Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024 vs. Sep 30, 2023		Sep 30, 2024	Sep 30, 2023	2024 vs. 2023
DIGITAL BANKING
Interest Income	$5,112	$4,971	$4,948	$4,868	$4,610	$502	11%	$15,031	$12,977	$2,054	16%
Interest Expense	1,457	1,447	1,461	1,400	1,288	169	13%	4,365	3,346	1,019	30%
Net Interest Income	3,655	3,524	3,487	3,468	3,322	333	10%	10,666	9,631	1,035	11%
Non-Interest Income	669	691	591	611	592	77	13%	1,951	1,700	251	15%
Revenue Net of Interest Expense	4,324	4,215	4,078	4,079	3,914	410	10%	12,617	11,331	1,286	11%
Provision for Credit Losses	1,473	739	1,497	1,909	1,702	(229)	(13%)	3,709	4,109	(400)	(10%)
Total Operating Expense	1,647	1,683	2,259	1,712	1,409	238	17%	5,589	4,110	1,479	36%
Income/ (Loss) Before Income Taxes	$1,204	$1,793	$322	$458	$803	$401	50%	$3,319	$3,112	$207	7%

Net Interest Margin	11.38%	11.17%	11.03%	10.98%	10.95%	43	bps	11.19%	11.11%	8	bps
Pretax Return on Loan Receivables	3.75%	5.68%	1.02%	1.45%	2.65%	110	bps	3.48%	3.59%	(11)	bps

Allowance for Credit Losses (period end)	$8,512	$8,481	$9,258	$9,283	$8,665	($153)	(2%)	$8,512	$8,665	($153)	(2%)
Reserve Change Build/ (Release)	$31	($777)	($25)	$618	$601	($570)		($771)	$1,359	($2,130)

PAYMENT SERVICES
Interest Income	$—	$—	$—	$—	$—	$—	NM	$—	$—	$—	NM
Interest Expense	—	—	—	—	—	—	NM	—	—	—	NM
Net Interest Income	—	—	—	—	—	—	NM	—	—	—	NM
Non-Interest Income (Loss)	129	323	132	117	130	(1)	(1%)	584	333	251	75%
Revenue Net of Interest Expense	129	323	132	117	130	(1)	(1%)	584	333	251	75%
Provision for Credit Losses	—	—	—	—	—	—	NM	—	—	—	NM
Total Operating Expense	45	46	50	63	45	—	—%	141	131	10	8%
Income/ (Loss) Before Income Taxes	$84	$277	$82	$54	$85	($1)	NM	$443	$202	$241	119%

TRANSACTIONS PROCESSED ON NETWORKS
Discover Network	954	936	883	974	964	(10)	(1)%	2,773	2,754	19	1%
PULSE Network	2,421	2,413	2,312	2,308	2,011	410	20%	7,146	5,397	1,749	32%
Total	3,375	3,349	3,195	3,282	2,975	400	13%	9,919	8,151	1,768	22%

NETWORK VOLUME
PULSE Network	$82,573	$81,749	$79,073	$79,194	$72,146	$10,427	14%	$243,395	$206,422	$36,973	18%
Network Partners	7,512	8,111	11,070	8,736	9,899	(2,387)	(24%)	26,693	30,935	(4,242)	(14%)
Diners Club International [1]	10,388	9,421	10,181	10,468	9,723	665	7%	29,990	28,831	1,159	4%
Total Payment Services	100,473	99,281	100,324	98,398	91,768	8,705	9%	300,078	266,188	33,890	13%
Discover Network - Proprietary	55,184	55,351	51,764	58,419	57,228	(2,044)	(4)%	162,299	166,153	(3,854)	(2)%
Total	$155,657	$154,632	$152,088	$156,817	$148,996	$6,661	4%	$462,377	$432,341	$30,036	7%

[1] Volume is derived from data provided by licencees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment
Note: See Glossary of Financial Terms for definitions of financial terms

DISCOVER FINANCIAL SERVICES - GLOSSARY OF FINANCIAL TERMS

Balance Sheet & Regulatory Capital Terms
Liquidity Portfolio represents cash and cash equivalents (excluding cash-in-process) and other investments

Regulatory Capital Ratios are preliminary
• Total Risk Based Capital Ratio represents total capital divided by risk-weighted assets
• Tier 1 Capital Ratio represents tier 1 capital divided by risk-weighted assets
• Tier 1 Leverage Ratio represents tier 1 capital divided by average total assets
• Common Equity Tier 1 Capital Ratio represents common equity tier 1 capital divided by risk weighted assets

Tangible Assets represents total assets less goodwill and intangibles

Tangible Common Equity ("TCE"), a non-GAAP financial measure, represents total common equity less goodwill and intangibles. The Company believes TCE is a meaningful measure to investors of the net asset value of the Company. For corresponding reconciliation of TCE to a GAAP financial measure, see Reconciliation of GAAP to Non-GAAP Data

Tangible Common Equity/Net Loans, a non-GAAP measure, represents TCE divided by total loans less the allowance for credit losses (period end)

Tangible Common Equity per Share, a non-GAAP measure, represents TCE divided by ending common shares outstanding

Tangible Common Equity/Tangible Assets, a non-GAAP measure, represents TCE divided by total assets less goodwill and intangibles

Undrawn Credit Facilities represents asset-backed conduit funding facilities and Federal Reserve discount window (excluding investments pledged to the Federal Reserve, which are included within the liquidity investment portfolio)

Credit Related Terms
Delinquency Rate (30 or more days) represents loans delinquent thirty days or more divided by ending loans (total or respective product loans, as appropriate)

Delinquency Rate (90 or more days) represents loans delinquent ninety days or more divided by ending loans (total or respective product loans, as appropriate)

Gross Principal Charge-off Rate represents gross principal charge-off dollars (annualized) divided by average loans for the reporting period (total or respective product loans, as appropriate)

Net Principal Charge-off Rate represents net principal charge-off dollars (annualized) divided by average loans for the reporting period (total or respective product loans, as appropriate)

Reserve Rate represents the allowance for credit losses divided by total loans (total or respective product loans, as appropriate)

Earnings and Shareholder Return Terms
Book Value per share represents total equity divided by ending common shares outstanding

Capital Returned to Common Stockholders represents common stock dividends declared and treasury share repurchases, excluding common stock issued under employee benefit plans and stock based compensation

Earnings Per Share represents net income allocated to common stockholders divided by the weighted average common shares outstanding

Interest Yield represents interest income on loan receivables (annualized) divided by average loans for the reporting period (total or respective product loans, as appropriate)

Net Income Allocated to Common Stockholders represents net income less preferred stock dividends and income allocated to participating securities

Net Interest Margin represents net interest income (annualized) divided by average total loans for the period

Net Yield on Interest Earning Assets represents net interest income (annualized) divided by average total interest earning assets for the period

Operating Efficiency represents total operating expense divided by revenue net of interest expense

Pretax Return on Loan Receivables represents income before income taxes (annualized) divided by total average loans for the period

Payout Ratio represents capital returned to common stockholders divided by net income allocated to common stockholders

Return on Common Equity represents net income available for common stockholders (annualized) divided by average total common equity for the reporting period

Return on Equity represents net income (annualized) divided by average total equity for the reporting period

Rewards Rate represents Credit Card rewards cost divided by Discover Card sales volume

Volume Terms
Discover Card Sales Volume represents Discover card activity related to sales net of returns

Discover Card Volume represents Discover card activity related to sales net of returns, balance transfers, cash advances and other activity

Discover Network Proprietary Volume represents gross Discover Card sales volume on the Discover Network

DISCOVER FINANCIAL SERVICES
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited, in millions)
	Quarter Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
GAAP Total Common Equity	$16,204	$15,011	$13,664	$13,772	$13,180
Less: Goodwill	(255)	(255)	(255)	(255)	(255)
Less: Intangibles	—	—	—	—	—
Tangible Common Equity [1]	$15,949	$14,756	$13,409	$13,517	$12,925

GAAP Book Value Per Share	$68.71	$63.99	$58.74	$59.29	$56.93
Less: Goodwill	(1.02)	(1.02)	(1.02)	(1.03)	(1.02)
Less: Intangibles	—	—	—	—	—
Less: Preferred Stock	(4.20)	(4.21)	(4.21)	(4.22)	(4.22)
Tangible Common Equity Per Share	$63.49	$58.76	$53.51	$54.04	$51.69

[1] Tangible Common Equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so users of this information are advised to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the Company

Note: See Glossary of Financial Terms for definitions of financial terms